UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2022

Capri Holdings Ltd

(Exact name of Registrant as Specified in its Charter)

001-35368

(Commission File Number)

British Virgin Islands	00-0000000
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

33 Kingsway

London, United Kingdom

WC2B 6UF

(Address of Principal Executive Offices)

44 207 632 8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Ordinary Shares, no par value	CPRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01    Entry into a Material Definitive Agreement

On July 1, 2022, Capri Holdings Limited (the “Company”) entered into a credit facility (the “2022 Credit Facility”) with, among others, JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as administrative agent (in such capacity, the “Administrative Agent”), which refinanced its existing senior unsecured revolving credit facility. The Company, a U.S. subsidiary of the Company, a Canadian subsidiary of the Company, a Dutch subsidiary of the Company and a Swiss subsidiary of the Company are the borrowers under the 2022 Credit Facility, and the borrowers and certain subsidiaries of the Company provide unsecured guaranties of the 2022 Credit Facility. The 2022 Credit Facility provides for a $1.5 billion revolving credit facility, which may be denominated in U.S. Dollars and other currencies, including Euros, Canadian Dollars, Pounds Sterling, Japanese Yen and Swiss Francs. The Revolving Credit Facility also includes sub-facilities for the issuance of letters of credit of up to $125 million and swing line loans at the Administrative Agent’s discretion of up to $100 million. The Company has the ability to expand its borrowing availability under the 2022 Credit Facility in the form of increased revolving commitments or one or more tranches of term loans by up to an additional $500 million, subject to the agreement of the participating lenders and certain other customary conditions.

Borrowings under the 2022 Credit Facility bear interest, at the Company’s option, at (i) for loans denominated in U.S. Dollars, (A) an alternate base rate, which is the greatest of (x) the prime rate publicly announced from time to time by JPMorgan Chase, (y) the greater of the federal funds effective rate and the Federal Reserve Bank of New York overnight bank funding rate and zero, plus 50 basis points, and (z) the greater of term SOFR for an interest period of one month plus 10 basis points and zero, plus 100 basis points, (B) the greater of term SOFR for the applicable interest period plus 10 basis points (“Adjusted Term SOFR”) and zero or (C) the greater of daily simple SOFR plus 10 basis points and zero; (ii) for loans denominated in Pounds Sterling, the greater of SONIA and zero; (iii) for loans denominated in Swiss Francs, the greater of SARON and zero; (iv) for loans denominated in Euro, the greater of EURIBOR for the applicable interest period adjusted for statutory reserve requirements (“Adjusted EURIBOR Rate”) and zero; (v) for loans denominated in Canadian Dollars, the greater of the rate applicable to Canadian Dollar Canadian banker’s acceptances quoted on Reuters for the applicable interest period adjusted for statutory reserve requirements (“Adjusted CDOR Rate”) and zero; and (vi) for loans denominated in Japanese Yen, the greater of TIBOR for the applicable interest period adjusted for statutory reserve requirements (“Adjusted TIBOR Rate”) and zero; in each case, plus an applicable margin based on the Company’s public debt ratings and/or net leverage ratio.

The 2022 Credit Facility provides for an annual administration fee and a commitment fee equal to 7.5 basis points to 17.5 basis points per annum, based on the Company’s public debt ratings and/or net leverage ratio, applied to the average daily unused amount of the 2022 Credit Facility.

Loans under the 2022 Credit Facility may be prepaid and commitments may be terminated or reduced by the borrowers without premium or penalty other than customary “breakage” costs with respect to loans bearing interest based upon Adjusted Term SOFR, the Adjusted EURIBOR Rate, the Adjusted CDOR Rate and the Adjusted TIBOR Rate.

The 2022 Credit Facility requires the Company to maintain a net leverage ratio as of the end of each fiscal quarter of no greater than 4.0 to 1. Such net leverage ratio is calculated as the ratio of the sum of total indebtedness as of the date of the measurement plus the capitalized amount of all operating lease obligations, minus unrestricted cash and cash equivalents not to exceed $200,000,000, to Consolidated EBITDAR (as defined below) for the last four consecutive fiscal quarters. Consolidated EBITDAR is defined as consolidated net income plus provision for taxes based on income, profits or capital, net interest expense, depreciation and amortization expense, consolidated rent expense and other non-cash losses, charge and expenses, subject to certain additions and deductions. The 2022 Credit Facility also includes covenants that limit additional indebtedness, liens, acquisitions and other investments, restricted payments and affiliate transactions.

The 2022 Credit Facility contains events of default customary for financings of this type, including, but not limited to, payment defaults, material inaccuracy of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy or insolvency, certain events under ERISA, material judgments, actual or asserted failure of any guaranty supporting the 2022 Credit Facility to be in full force and effect, and changes of control. If such an event of default occurs and is continuing, the lenders under the 2022 Credit Facility would be entitled to take various actions, including, but not limited to, terminating the commitments and accelerating amounts outstanding under the 2022 Credit Facility.

In the ordinary course of their business, the lenders and certain of their affiliates have in the past or may in the future engage in investment and commercial banking or other transactions of a financial nature with the Company or its affiliates, including the provision of certain advisory services and the making of loans to the Company and its affiliates.

This summary does not purport to be complete and is qualified in its entirety by reference to the 2022 Credit Facility, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

The 2022 Credit Facility replaces the Company’s prior credit facility with, among others, JPMorgan Chase as administrative agent, as described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 23, 2017 and which description is incorporated by reference in this Item 1.02, and which was terminated effective as at the closing of the 2022 Credit Facility.

Item 2.03	Creation of a Director Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above regarding the 2022 Credit Facility is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The Company hereby furnishes the following exhibits described above in Item 1.01:

10.1	Third Amended and Restated Credit Agreement dated as of July 1, 2022 among Capri Holdings Limited, Michael Kors (USA), Inc., the foreign subsidiary borrowers party thereto, the guarantors party thereto, the financial institutions party thereto as lenders and issuing banks and JPMorgan Chase Bank, N.A., as administrative agent.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPRI HOLDINGS LIMITED
Date: July 1, 2022
	By:	/s/ Thomas J. Edwards, Jr.
	Name:	Thomas J. Edwards, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer